Exhibit 99.1

Contacts:

Media Relations	Media/Investor Relations
Bobbie Collins	Brian Beades
212-810-8155	212-810-5596
Bobbie.Collins@blackrock.com	Brian.Beades@blackrock.com

BlackRock Announces Additions to Board of Directors;
Declares Dividend of 78 Cents on Common Stock

New York, February 26, 2009 — BlackRock, Inc. (NYSE:BLK) today announced the addition of two members to its Board of Directors:  Abdlatif Y. Al-Hamad, Director General and Chairman of the Board of Directors of the Arab Fund for Economic and Social Development, and Brian T. Moynihan, President of Global Banking and Wealth Management for Bank of America Corporation (“BAC”).

“Today’s appointments both strengthen our view of the global marketplace and reinforce our strategic partnership with Bank of America,” commented Laurence D. Fink, Chairman and CEO of BlackRock.  “We are very pleased to welcome our new Board members and look forward to the deep global market and business perspectives each of them brings to the Company.”

Mr. Moynihan fills one of the seats vacated by the resignations of John A. Thain and Gregory J. Fleming.  Under the terms of BlackRock’s stockholder agreement with Merrill Lynch, Merrill Lynch may designate two directors to BlackRock’s Board of Directors.  Bank of America completed its purchase of Merrill Lynch in January 2009.

BlackRock also announced that Robert C. Doll has stepped down from its Board of Directors.  Mr. Doll continues to serve as a Vice Chairman of BlackRock and Global Chief Investment Officer of Equities.  The change was undertaken at Mr. Doll’s request.

“The markets have never been more difficult or demanding.  This change allows me to narrow my focus to our equity investment activities and our mission to consistently add value (alpha) to the portfolios we manage,” commented Mr. Doll.  “Importantly, my goal is to rededicate, not reduce, my efforts on behalf of our clients.”

Mr. Doll joined BlackRock’s Board in September 2006 in connection with the merger of BlackRock and Merrill Lynch Investment Managers.  “Over the past two years, Bob has played a vital role in achieving a successful integration,” noted Mr. Fink. “With the integration largely completed, Bob seized the opportunity to reprioritize his time and more fully focus his energies on investing and clients.  I thank him for his contributions as a Director, and look forward to continuing to work with him as a senior leader of the firm.”

BlackRock’s Board of Directors has 15 members, ten of whom are independent and not affiliated with the Company. Brief biographical information on each of the new directors is provided below and additional information can be found on the “Investor Relations” section of www.blackrock.com.

Dividend

BlackRock’s Board of Directors has declared a quarterly cash dividend of $0.78 per share of common stock, payable March 23, 2009 to shareholders of record at the close of business on March 9, 2009.

Abdlatif Y. Al-Hamad: Mr. Al-Hamad, 71, is Director General/Chairman of the Board of Directors of the Arab Fund for Economic and Social Development, a position he has held since 1985.  Mr. Al-Hamad was the Minister of Finance and Minister of Planning of Kuwait from 1981 to 1983.  Prior to that, Mr. Al-Hamad served as executive director of the Arab Fund for Economic and Social Development from 1972 to 1981. He is a trustee of the Arab Planning Institute, a member of the Banking Advisory Group of the World’s Bank International Finance Corporation and the Board of the Kuwait Investment Authority and chairman of the Development Committee Task Force on Multilateral Development Banks.  He is also on the international advisory boards of Marsh & McLennan Companies, Inc. and the National Bank of Kuwait.  He is a graduate of Claremont McKenna College and Harvard Graduate School of Arts & Science (International Affairs, 1962).

Brian T. Moynihan: Mr. Moynihan, 49, is President of Global Banking and Wealth Management for BAC. Prior to his current role, Mr. Moynihan was General Counsel for the company. Before that, he was President of Global Corporate & Investment Banking. Mr. Moynihan is also a member of BAC’s senior management team and Chair of the bank’s Global Diversity & Inclusion Council.  He joined BAC in 2004 following the company’s merger with FleetBoston Financial, serving as President of Global Wealth and Investment Management. Mr. Moynihan joined Fleet in April 1993 as Deputy General Counsel. He is a graduate of Brown University (AB, 1981) and the University of Notre Dame Law School (JD, 1984).

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. At December 31, 2008, BlackRock’s assets under management were $1.307 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, a growing number of institutional investors use BlackRock Solutions® investment system, risk management and financial advisory services. The firm is headquartered in New York City and has employees in 22 countries throughout the U.S., Europe and Asia Pacific. For additional information, please visit the firm's website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations.  Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Merrill Lynch, Bank of America or The PNC Financial Services Group, Inc.; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries, or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s investments; (14) fluctuations in foreign currency exchange rates, which may adversely affect the value of investment advisory and administration fees earned by BlackRock or the carrying value of certain assets and liabilities denominated in foreign currencies; (15) the impact of changes to tax legislation and, generally, the tax position of the Company; (16) the ability of BlackRock to effectively manage the former Quellos business along with its historical operations; (17) BlackRock’s success in maintaining the distribution of its products; (18) the impact of BlackRock electing to provide support to its products from time to time; and (19) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock's Annual Reports on Form 10-K and BlackRock's subsequent filings with the SEC, accessible on the SEC's website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

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